Exhibit 5.1

9 September 2016

Matter No.:354275

Doc Ref: 11565013

+1-441-294 5929

sophia.greaves@conyersdill.com

The Bank of N.T. Butterfield & Son Limited

65 Front Street

Hamilton HM 12

Bermuda

Dear Sirs,

Re: The Bank of N.T. Butterfield & Son Limited (the “Bank”)

We have acted as special Bermuda legal counsel to the Bank in connection with a registration statement on form F-1, as amended (Registration No. 333-212869) filed with the U.S. Securities and Exchange Commission (the “Commission”) on 6 September 2016  (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of an aggregate of 10,638,298 voting ordinary shares, par value BM$0.01 each, of which 5,957,447 are being offered by the Bank, and 4,680,851 (the “Issued Shares”) are being offered by certain selling shareholders of the Bank (the “Selling Shareholders”), together with an additional 1,595,744 voting ordinary shares subject to an option to purchase additional shares to be granted to the underwriters by certain of the Selling Shareholders (the “Common Shares”) and the concurrent listing of the Common Shares on the New York Stock Exchange (collectively, the “IPO”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed The N.T. Butterfield & Son Bank Act 1904 (as amended) and the bye-laws of the Bank, each certified by the Secretary of the Bank on 9 September 2016, extracts of minutes of meetings of the Bank’s board of directors held on 25 July 2016, 4 August 2016 and 30 August 2016 and an extract of the minutes of a meeting of the Bank’s members held on 30 August 2016 (together, the “Minutes”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention,  (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the resolutions in the Minutes were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (f) that upon issue of any shares of the Bank, the Bank will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (g) the pricing committee of the board of directors of the Bank will have approved the terms of the offer and sale of the Common Shares as contemplated by the Registration Statement, including the price at which the Common Shares are to be sold in the IPO, as authorized by the board of directors of the Bank pursuant to the Minutes.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda.  This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Common Shares by the Bank and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.              The Bank is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.              When issued and paid for as contemplated by the Registration Statement, the Common Shares (other than the Issued Shares) will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.              Based solely upon a review of the register of members of the Bank dated 6 September, 2016, prepared by MUFG Fund Services (Bermuda) Limited, the registrar and transfer agent of the Bank, the Issued Shares are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Legal Matters” in the prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Limited

Conyers Dill & Pearman Limited